CALAMOS ADVISORS TRUST
BY-LAWS

(as amended and restated through September 22,
2015)
ARTICLE 1

Agreement and Declaration of Trust
       1.1	General.  These By-Laws shall be subject
to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Calamos Advisors Trust, a Massachusetts business trust (the "Trust") established by the Declaration of Trust.
ARTICLE 2

Trustees
       2.1	Chairman of the Trustees.  The Trustees
shall appoint one of their number to be
Chairman of the Trustees ("Chairman").  The
Chairman shall preside at all meetings of the
Trustees and
shareholders and shall have such other duties as
may be assigned to the Chairman by the Trustees
from
time to time.
       2.2	Lead Independent Trustee.  If the
Chairman is an "interested person" of the Trust, as
defined in the Investment Company Act of 1940 (the
"1940 Act"), the Trustees who are not such
interested persons of the Trust ("Independent
Trustees") shall appoint one of their number to be
Lead
Independent Trustee, who shall have such duties as
may be assigned by the Independent Trustees from
time to time.
       2.3	Regular Meetings.  Regular meetings of
the Trustees may be held with or without notice
at such places and at such times as the Trustees
may from time to time determine, provided that the
place
and time of any such regular meeting held without
notice shall be subject to unanimous determination
by
the Trustees.
       2.4	Special Meetings.  Special meetings of
the Trustees may be held at any time and at any
place when called by the Chairman, the Lead
Independent Trustee or by two or more other
Trustees;
provided that notice of the time, place and
purposes thereof is given to each Trustee in
accordance with
Section 2.6 hereof by the Secretary or an Assistant
Secretary or by the Trustee or Trustees calling the
meeting.
       2.5	Telephone Meetings.  Except as provided
in the Investment Company Act of 1940,
Trustees may participate in any regular or special
meeting of the Trustees by means of a conference
telephone or other communications equipment by
means of which all persons participating in the
meeting
can hear each other at the same time and
participation by such means shall constitute
presence in person
at a meeting.
       2.6	 Notice of Meetings.  Each Trustee shall
be given notice of any meeting by postal mail at
leave five days before the meeting to the Trustee's
usual or last known business address or residence
address or as otherwise specified by the Trustee,
or by fax or electronic mail at least 48 hours
before the
meeting, or by telephone or in-person delivery at
least 24 hours before the meeting.  Notice of a
special
meeting need not be given to any Trustee who was
present at an earlier meeting, not more than 31
days
prior to the subsequent meeting, at which the
subsequent meeting was called.  Notice of a meeting
need
not be given to any Trustee if a written waiver of
notice, executed by the Trustee before or after the
meeting, is filed with the records of the meeting.
Attendance by a Trustee at a meeting shall
constitute
waiver of notice, except where a Trustee attends a
meeting for the purpose of protesting prior thereto
or at
its commencement the lack of notice.  Neither
notice of a meeting nor waiver of notice need
specify the
purpose(s) of the meeting.
       2.7	Quorum.  A majority of the Trustees then
in office shall be necessary to constitute a
quorum for the transaction of business at every
meeting of the Trustees; but, if at any meeting
there be
less than a quorum present, a majority of those
present may adjourn the meeting from time to time,
without notice other than by announcement at the
meeting until a quorum shall attend.  At any such
adjourned meeting at which a quorum shall be
present, any business may be transacted which might
have
been transacted at the meeting as originally
convened.
	2.8	Action by Consent.  Any action required
or permitted to be taken at any meeting of the
Trustees or any committee thereof may be taken
without a meeting, if a written consent to such
action is
signed by a majority of the Trustees then in office
or a majority of the members of such committee, as
the
case may be, and such written consent is filed with
the minutes of the proceedings of the Trustees or
such
committee.
	2.9	Eligibility to Serve.  Each Independent
Trustee shall retire as a Trustee as of the end of
the calendar year in which the Trustee attains the
age of 75 years.
	2.10	Liability of Chairman and Lead
Independent Trustee.  A Trustee serving as
Chairman or Lead Independent Trustee shall not be subject to any greater liability, nor subject to any higher standard or duty, than that to which he or she would be subject if not serving as such.
ARTICLE 3

Committees
       3.1	Executive and Other Committees.  The
Trustees by vote of a majority of all the
Trustees may elect from their own number an
Executive Committee to consist of not less than two
members to hold office at the pleasure of the
Trustees, which shall have the power to conduct the
current
and ordinary business of the Trust while the
Trustees are not in session, including the purchase
and sale of
securities and the designation of securities to be
delivered upon redemption of Shares of the Trust or
a
Series thereof, and such other powers of the
Trustees as the Trustees may delegate to them, from
time to
time, except those powers which by law, the
Declaration of Trust or these By-Laws they are
prohibited
from delegating.  The Trustees may also elect from
their own number other Committees from time to
time; the number composing such Committees, the
powers conferred upon the same (subject to the same
limitations as with respect to the Executive
Committee) and the term of membership on such
Committees
to be determined by the Trustees.  The Trustees may
designate a Chairman of any such Committee.  In the
absence of such designation the Committee may elect
its own Chairman.
       3.2	Quorum; Voting.  A majority of the
members of any Committee of the Trustees shall
constitute a quorum for the transaction of
business, and any action of such a Committee may be
taken at a
meeting by a majority of the members present (a
quorum being present) or evidenced by one or more
writings signed by a majority of the members of
such Committee.  Members of a Committee may
participate in a meeting of such Committee by means
of a conference telephone or other communications
equipment by means of which all persons
participating in the meeting can hear each other at
the same
time and participation by such means shall
constitute presence in person at a meeting.
       3.3	Liability of Committee Chairman.  A
Trustee serving as a Chairman of any Committee of the Trustees shall not be subject to any greater liability, nor subject to any higher standard or duty, than that to which he or she would be subject if not serving as Chairman of the Committee.
ARTICLE 4

Officers
       4.1	Enumeration; Qualification.  The
officers of the Trust shall be a President, a
Treasurer,
a Secretary and such other officers, if any, as the
Trustees from time to time may in their discretion
elect.
The Trust may also have such agents as the Trustees
from time to time may in their discretion appoint.
Any officer may be, but need not be, a Trustee or
Shareholder.  Any two offices may be held by the
same
person, except that the President shall hold no
other office (but may serve as Chairman if he or
she is a
Trustee).
       4.2	Election.  The President, the Vice
Presidents (if any), the Treasurer and the
Secretary
shall be elected annually by the Trustees.  Other
officers, if any, may be elected by the Trustees at
such
meeting or at any other time.  Vacancies in any
office may be filled at any time.
       4.3	Tenure.  Subject to Section 4.10, each
officer shall hold office and each agent shall
retain
authority at the pleasure of the Trustees.
       4.4	Powers.  Subject to the other provisions
of these By-Laws, each officer shall have, in
addition to the duties and powers herein and in the
Declaration of Trust set forth, such duties and
powers
as are commonly incident to the office occupied by
him or her as if the Trust were organized as a
Massachusetts business corporation and such other
duties as the Trustees may from time to time
designate.  The Trustees may, however, restrict the
powers or duties of any officer.
       4.5	President.  Unless the Trustees
otherwise provide, the President shall be the chief
executive officer of the Trust and, subject to the
direction of the Trustees, shall have general
charge of the
business affairs and property of the Trust and
general supervision over its officers, employees
and agents.
Except as the Trustees may otherwise order, the
President shall have the power to grant, issue,
execute or
sign such powers of attorney, proxies, agreements,
certifications or other documents as he or she may
deem advisable or necessary in the furtherance of
the interests of the Trust or any Series or Class
thereof.
The President also shall have the power to employ
attorneys, accountants and other advisers and
agents
for the Trust.  The President shall exercise such
other powers and perform such other duties as the
Trustees may from time to time assign to the
President.
       4.6	Vice Presidents.  The Vice Presidents
shall, in the absence or disability of the
President,
and in the order designated by the Trustees,
perform the duties and exercise the powers of the
President
and, in addition, shall at all time perform such
other duties and exercise such other powers as may
be
prescribed by the Trustees or the President, to
whose supervision they shall be subject.  Any Vice
President of the Trust may be designated the chief
financial officer of the Trust.
       4.7	Chief Financial Officer.  The Chief
Financial Officer of the Trust shall have general
charge of the finances of the Trust.  The Chief
Financial Officer shall make annual reports
regarding the
business and financial condition of the Trust as
soon as possible after the close of the Trust's
fiscal year
and shall furnish such other reports concerning the
business and financial condition of the Trust as
the
Trustees may from time to time require.  The Chief
Financial Officer shall perform all acts incidental
to
the office of Chief Financial Officer, subject to
the supervision of the Trustees, and shall perform
such
additional duties as the Trustees or the Chairman
may from time to time designate.  The Chief
Financial
Officer shall be responsible to and shall report to
the Trustees.  In the absence of the Chief
Financial
Officer, the Treasurer may perform all duties of
the Chief Financial Officer.
       4.8	Secretary.  The Secretary shall, if and
to the extent requested by the Trustees and/or
shareholders, attend all meetings of the Trustees,
any committee of the Trustees and the Shareholders
and
record all the proceedings of such meetings in a
book to be kept for that purpose.  Subject to
Section 2.6
hereof, he or she shall give, or cause to be given,
notice of all meetings of the Trustees and meetings
of
the Shareholders, and shall perform such other
duties as may be prescribed by the Trustees or
President,
to whose supervision he or she shall be subject.
The Secretary shall keep in safe custody the seal
of the
Trust and, when authorized by the Trustee, affix
the same to any instrument requiring it, which seal
when
so affixed may be attested by his or her signature
or by the signature of the Treasurer or an
Assistant
Secretary.
       4.9	Treasurer.  The Treasurer shall, subject
to the provisions of the Declaration of Trust and
to any arrangement made by the Trustees with any
custodian, investment adviser, or transfer,
accounting
or Shareholder servicing or similar agent, be the
chief accounting officer and be in charge of the
valuable
papers, books of account and accounting records of
the Trust and shall have such other duties and
powers
as may be designated from time to time by the
Trustees or by the President.  The Treasurer may be
designated the chief financial officer of the
Trust.
	4.10	Removal.  The Trustees, at any regular
or special meeting of the Trustees, may remove
any officer with or without cause, by a vote of a
majority of the Trustees then in office.  Any
officer or
agent appointed by an officer or committee may be
removed with or without cause by such appointing
officer or committee.
	4.11	Compensation of Officers and Trustees
and Members of the Advisory Board.
Subject to any applicable provisions of the
Declaration of Trust, the compensation of the
officers and
Trustees and members of any advisory board shall be
fixed from time to time by the Trustees or, in the
case of officers, by any Committee or officer upon
whom such power may be conferred by the Trustees.
No officer shall be prevented from receiving such
compensation as such officer by reason of the fact
that
the officer is also a Trustee.
	4.12	Power to Vote Securities.  Unless
otherwise ordered by the Trustees, the Chief
Financial
Officer and/or the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the
Trust may hold stock, and at any such meeting the Treasurer or his or her proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.
ARTICLE 5

Offices, Fiscal Year and Seal
       5.1	Offices.  The Trust shall maintain an
office of record in Boston, Massachusetts, which
office may be the office of any resident agent
appointed by the Trust if located in that City.
The Trust
may maintain one or more other offices, including
its principal office, outside of Massachusetts, in
such
cities as the Trustees may determine from time to
time.
       5.2	Fiscal Year.  The fiscal year of the
Trust shall end on such date as the Trustees shall
from time to time determine.
       5.3	Seal.  The Trustees may, but shall not
be required to, adopt a seal of the Trust.
ARTICLE 6

Records, Reports and Execution of Papers
       6.1	Records.  Except as may otherwise be
required by law or by the Trustees, the records of
the Trust need not be retained at either the
principal office of the Trust or at the Trust's
office of record in
Boston, Massachusetts, and may be retained by one
or more of any adviser, custodian, transfer,
accounting, Shareholder servicing or similar
agents, but such records shall at all times be made
available
to any officer of the Trust having charge thereof,
to the Trustees, and to any other officer or agent
of the
Trust authorized by the Trustees or the President
to have access to such records.
       6.2	Reports.  The Trustees and officers
shall render reports at the time and in the manner
required by the Declaration of Trust or any
applicable law.  Officers and Committees shall
render such
additional reports as they may deem desirable or as
may from time to time be required by the Trustees.
       6.3	Execution of Papers.  Except as the
Trustees may generally or in particular cases
authorize the execution thereof in some other
manner, all deeds, leases, contracts, notes and
other
obligations made by the Trustees shall be signed by
the President, any Vice President or by the
Treasurer
and need not bear the seal of the Trust, but shall
state the substance of, or more make reference to,
the
provisions of Section 6.1. of the Declaration of
Trust.
ARTICLE 7
Issuance of Certificates for Shares
       7.1	Certificates.  In lieu of issuing
certificates for Shares of one or more of the
Funds, the
Trustees or the transfer agent may either issue
receipts therefor or may keep accounts upon the
books of
the Trust for the record holders of such Shares,
who shall in either case be deemed, for all
purposes
hereunder, to be the holders of such Shares and
shall be held to have expressly assented and agreed
to the
terms hereof.
       The Trustees may at any time authorize the
issuance of certificates representing Shares of one
or
more of the Funds.  In that event, each Shareholder
upon request shall be entitled to a certificate
stating
the number of Shares of the applicable Fund owned
by him or her, in such form as shall be prescribed
from time to time by the Trustees.  Such
certificate shall be signed by the President or a
Vice President
and by the Treasurer or Assistant Treasurer.  Such
signatures may be facsimiles if the certificate
bears the
manual signature of a transfer agent or registrar,
other than a Trustee, officer or employee of the
Trust.  In
case any officer who has signed or whose facsimile
signature has been placed on such certificate shall
cease to be such officer before such certificate is
issued, it may be issued by the Trust with the same
effect as if he or she were such officer at the
time of its issue.
       7.2	Loss of Certificates.  In case of the
alleged loss or destruction or the mutilation of a
certificate, a duplicate certificate may be issued
in place thereof, upon such terms and with such
indemnity and/or surety as the Trustees shall
prescribe.
       7.3	Issuance of New Certificate to Pledgee.
A pledgee of Shares of any Fund as to which
the Trust issues certificates shall be entitled to
a new certificate if the instrument or transfer
substantially
describes the debt or duty that is intended to be
secured thereby.  Such new certificate shall
express on its
face that it is held as collateral security, and
the name of the pledgor shall be stated thereon,
who alone
shall have the rights (including, without
limitation, dividend and distribution rights and
voting rights) of
the Shareholder.  A pledgee of Shares of any Fund
as to which the Trust does not issue certificates
shall
be entitled to have the pledge registered on the
books of the Trust pertaining to that Fund.
       7.4	Discontinue of Issuance of Certificates.
The Trustees may at any time discontinue the issuance of certificates for Shares of one or more of the Funds, and may, by written notice to each Shareholder, require the surrender of certificates representing the Shares of the applicable Fund to the
Trust for cancellation. Such surrender and cancellation shall not affect the ownership of the Shares of such Fund.
ARTICLE 8

Amendments to the By-Laws
       8.1	General.  These By-Laws may be amended
or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.
ARTICLE 9

Forum for Adjudication of Disputes

       9.1	Unless the Trust consents in writing to
the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the
Trust to the Trust or the Trust's Shareholders,
(iii) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation
Act or the Declaration of Trust or these By-Laws,
(iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these
By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the courts of the Commonwealth of Massachusetts (each, a "Covered
Action"). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this
Article 9, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Article 9.

	If any Covered Action is filed in a court other than the courts of the Commonwealth of Massachusetts (a "Foreign Action") in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Suffolk Superior Court of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this
Article 9 (an
"Enforcement Action") and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder's counsel in the Foreign Action as agent for such
Shareholder. Furthermore, except to the extent prohibited by any provision of the Massachusetts
Business Corporation Law or the Declaration of
Trust, if any Shareholder shall initiate or assert a Foreign
Action without the written consent of the Trust, then each such Shareholder shall be obligated jointly and severally to reimburse the Trust and any officer or Trustee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys' fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign
Action based upon non-compliance with this Article
9.

	If any provision or provisions of this
Article 9 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Article 9 (including, without limitation, each portion of any sentence of this
Article 9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

END OF BY-LAWS
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